Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	May 31, 2003
Payment Date	Jun 16, 2003

Calculation of Interest Expense

Index (LIBOR)	1.310000%
Accrual end date, accrual beginning date and days in Interest Period	Jun 16, 2003	May 15, 2003	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	37,467,401	16,000,000	20,800,000	15,200,000	11,200,000	13,625,431
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.435000%	1.560000%	1.660000%	1.960000%	2.310000%
Interest/Yield Payable on the Principal Balance	47,792	22,187	30,692	26,482	22,997
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	47,792	22,187	30,692	26,482	22,997
Interest/Yield Paid	47,792	22,187	30,692	26,482	22,997

Summary

Beginning Security Balance	37,467,401	16,000,000	20,800,000	15,200,000	11,200,000	13,625,431
Beginning Adjusted Balance	37,467,401	16,000,000	20,800,000	15,200,000	11,200,000
Principal Paid	7,155,216	0	0	0	0	25,431
Ending Security Balance	30,312,186	16,000,000	20,800,000	15,200,000	11,200,000	13,623,811
Ending Adjusted Balance	30,312,186	16,000,000	20,800,000	15,200,000	11,200,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	55,710,718	28,956,916	26,884,596	16,262,516	8,562,035
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					1,082,181
Ending OC Amount as Holdback Amount						5,314,179
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0655040	$0.4622223	$0.4918519	$0.5807408	$0.6844443
Principal Paid per $1000	$9.8070393	$0.0000000	$0.0000000	$0.0000000	$0.0000000